UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2016

___________________________

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

___________________________

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Houston 100 Purchase and Sale Agreement

On September 26, 2014, Reven Housing Texas, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, entered into a Single Family Homes Real Estate Purchase and Sale Agreement (the “Agreement”) with Red Door Housing, LLC, a Texas limited liability company (the “Houston 100 Seller”), to purchase a portfolio of up to 100 single-family homes located in the Houston, Texas, metropolitan area from the Seller. The Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2014.

On March 7, 2016, the Buyer and Seller entered into a Sixth Amendment to the Agreement (the “Sixth Amendment”), pursuant to which the parties further amended the Agreement to extend the closing date and the Buyer’s due diligence period to no later than April 30, 2016.

The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the full text of the Sixth Amendment, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit 10.1	Sixth Amendment to Single Family Homes Real Estate Purchase and Sale Agreement (Houston 100) dated December 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: March 10, 2016	/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer